ZaZa Energy Corporation

1301 McKinney Street

Suite 3000

Houston, TX  77010

NEWS    RELEASE

NEWS    RELEASE

ZAZA ENERGY CORPORATION COMPLETES THE SALE

OF ITS FRENCH ASSETS TO VERMILION ENERGY

HOUSTON, TX (December 27, 2012) - ZaZa Energy Corporation (NASDAQ: ZAZA) today disclosed that it completed the sale of its French assets, comprising 100% of the shares of ZaZa Energy France SAS (“ZEF”), to Vermilion REP SAS, a wholly-owned subsidiary of Vermilion Energy Inc., for a  gross purchase price of $85.8 million.

Taking into consideration customary closing adjustments and contractually obligated asset integrity and G&A contributions,  the net purchase price paid to ZaZa was ~US$76 million.  Resulting acquisition metrics reflect a cash valuation of ~US$90,000 per Bbl/d and ~US$13.64 per boe of proved reserves.

ZaZa applied half of the net proceeds from the disposition to pay down a substantial part of its remaining senior secured notes.  As  part of the Paris Basin Purchase and Sale Agreement signed with Hess in July 2012,  $15.0 million of the proceeds will be held in escrow until title to all Paris Basin exploration permits have been successfully transferred to Hess.  The title transfer process is underway and is expected to be completed in 2013.  The remaining proceeds will be used to fund ZaZa’s development program.

Commenting on today’s announcement, Todd A. Brooks, CEO of ZaZa Energy Corporation stated, “With a portion of the cash received from this disposition, we have now paid down over two-thirds of our senior secured debt in less than a year.  In addition to dramatically reducing the company’s leverage, ZaZa is now better capitalized to continue developing its core Eaglebine and Eagle Ford resource plays.  This divestiture is consistent with our stated strategy and provides ZaZa with additional working capital and greater financial flexibility moving forward.    We look forward to a successful 2013, the first quarter of which will most certainly be dynamic, as we expect to see the initial results from our aggressive development plan.”

About ZaZa Energy Corporation

Headquartered in Houston, Texas, with offices in Corpus Christi, Texas and Paris, France, ZaZa Energy Corporation is a publicly-traded exploration and production company with primary assets in the Eagle Ford and Eaglebine resource plays in Texas. More information about the Company may be found at www.zazaenergy.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "forecasts" and similar references to future periods. These statements include, but are not limited to, statements about ZaZa’s ability to execute on exploration, production and development plans, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of ZaZa to obtain additional capital, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. While forward-looking statements are based on our assumptions and analyses that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance and financial condition to differ materially from our expectations. See "Risk Factors" in our 2011 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that

713-595-1900 (Office)       ●713-595-1919 (Fax)●www.zazaenergy.com

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could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

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JMR Worldwide

Jay Morakis, Partner

+1 212-786-6037

jmorakis@jmrww.com